                                                                    EXHIBIT 99.4


                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20429

                                    FORM 10-Q


(Mark One)

[ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

     For the quarterly period ended           December 31, 1999
                                       ------------------------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from                   to
                                       ------------------------------

                      FDIC Insurance Certificate No. 31461

                           HARLEYSVILLE SAVINGS BANK
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                     23-0672875
     -------------------------------                    -------------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                271 Main Street, Harleysville, Pennsylvania 19438
--------------------------------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (215) 256-8828
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.    Yes     X     No
                                                ----------   ----------

APPLICABLE ONLY TO CORPORATE ISSUERS:     Indicate the number of shares
outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

Common Stock, $1.00 Par Value, 2,268,884 as of January 27, 2000

                           HARLEYSVILLE SAVINGS BANK

                                      INDEX
                                      -----


                                                                                                            PAGE(S)
                                                                                                            -------

Part I    FINANCIAL INFORMATION
              Item 1.   Financial Statements

                        Consolidated Statements of Financial Condition as of
                        December 31, 1999 (unaudited) and September 30, 1999                                   1

                        Consolidated Statements of Income for the Three Months Ended
                        December 31, 1999 and 1998 (unaudited)                                                 2

                        Consolidated Statements of Stockholders' Equity for the Three
                        Months Ended December 31, 1999 (unaudited)                                             3

                        Consolidated Statements of Cash Flows for the Three Months
                        Ended December 31, 1999 and 1998 (unaudited)                                           4

                        Notes to Consolidated Financial Statements                                           5 - 8

              Item 2.   Management's Discussion and Analysis of Financial
                        Condition and Results of Operations                                                  9 - 10

              Item 3.   Quantitative and Qualitative Disclosures About Market Risk                            N/A



Part II    OTHER INFORMATION

              Item 4.   Submission of Matters to a Vote of Security Holders                                    11

              Item 5.   Other Information                                                                     N/A

              Item 6.   Exhibits and Reports on Form 8-K                                                      N/A

              Signatures                                                                                       12


                           HARLEYSVILLE SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                       DECEMBER 31,          September 30,
                                                                                           1999                  1999
                                                                                     ------------------    ------------------
                                                                                        (UNAUDITED)
ASSETS
Cash and amounts due from depository institutions                                          $ 2,886,214           $ 1,273,990
Interest bearing deposits in other banks                                                     7,184,243             2,681,828
                                                                                     ------------------    ------------------
     Total cash and cash equivalents                                                        10,070,457             3,955,818
Investment securities held to maturity (fair value -
        December 31, $60,362,000; September 30, $59,201,000)                                63,432,884            61,014,582
Investment securities available-for-sale at fair value                                       5,102,243             3,201,932
Mortgage-backed securities held to maturity (fair value -
        December 31, $113,197,000; September 30, $114,497,000)                             116,885,366           116,778,337
Mortgage-backed securities available-for-sale at fair value                                  7,690,941             7,915,919
Loans receivable (net of allowance for loan losses -
        December 31, $2,040,000; September 30, $2,040,000)                                 252,364,746           252,259,611
Accrued interest receivable:
  Investments and interest-bearing deposits                                                    949,553               863,305
  Mortgage-backed securities                                                                   700,486               685,581
  Loans receivable                                                                           1,237,731             1,346,223
Federal Home Loan Bank stock - at cost                                                       6,880,400             6,472,900
Office properties and equipment                                                              4,590,947             4,677,886
Deferred income taxes                                                                          345,871               304,060
Prepaid expenses and other assets                                                              237,425               371,568
                                                                                     ------------------    ------------------
TOTAL ASSETS                                                                              $470,489,050         $ 459,847,722
                                                                                     ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                             $303,991,704         $ 303,660,099
     Advances from Federal Home Loan Bank                                                  133,135,469           125,179,928
     Accrued interest payable                                                                  750,922               601,813
     Advances from borrowers for taxes and insurance                                         2,115,748               874,167
     Accounts payable and accrued expenses                                                     516,884               569,068
     Income taxes payable                                                                      343,546
                                                                                     ------------------    ------------------
Total liabilities                                                                          440,854,273           430,885,075
                                                                                     ------------------    ------------------

Commitments
Stockholders' equity:
     Preferred Stock:  $1.00 par value;
       2,500,000 shares authorized; none issued
     Common stock:  $1.00 par value; 5,000,000
       shares authorized; issued and outstanding,
       December 31, 1999, 2,262,052; September 30, 1999, 2,256,750                           2,262,052             2,256,750
     Paid-in capital in excess of par                                                        4,644,245             4,595,612
     Retained earnings - partially restricted                                               22,910,398            22,211,041
     Accumulated other comprehensive loss                                                     (181,918)             (100,756)
                                                                                     ------------------    ------------------
Total stockholders' equity                                                                  29,634,777            28,962,647
                                                                                     ------------------    ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $470,489,050         $ 459,847,722
                                                                                     ==================    ==================


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                    page -1-

                            HARLEYSVILLE SAVINGS BANK
                        CONSOLIDATED STATEMENTS OF INCOME


                                               FOR THE THREE MONTHS ENDED
                                                      DECEMBER 31,
                                              ----------------------------
                                                  1999           1998
                                              -----------     ------------
INTEREST INCOME:                                     (unaudited)
    Interest on mortgage loans                 $3,645,346     $3,771,362
    Interest on mortgage-backed securities      2,062,594      1,222,228
    Interest on consumer and other loans        1,104,063      1,120,828
    Interest and dividends on investments       1,256,799      1,184,098
                                               ----------     ----------
  Total interest income                         8,068,802      7,298,516
                                               ----------     ----------

  INTEREST EXPENSE:
    Interest on deposits                        3,610,825      3,655,130
    Interest on borrowings                      1,885,437      1,442,178
                                               ----------     ----------
  Total interest expense                        5,496,262      5,097,308
                                               ----------     ----------

  NET INTEREST INCOME                           2,572,540      2,201,208
  PROVISION FOR LOAN LOSSES                          --            4,907
                                               ----------     ----------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                             2,572,540      2,196,301
                                               ----------     ----------

  OTHER INCOME:
    Other income                                  102,470        124,593
                                               ----------     ----------
  Total other income                              102,470        124,593
                                               ----------     ----------

  OTHER EXPENSES:
    Salaries and employee benefits                648,245        569,242
    Occupancy and equipment                       250,231        300,620
    Deposit insurance premiums                     44,705         42,499
    Other                                         352,789        281,045
                                               ----------     ----------
  Total other expenses                          1,295,970      1,193,406
                                               ----------     ----------

  INCOME BEFORE INCOME TAXES                    1,379,040      1,127,488

  Income tax expense                              431,000        347,000
                                               ----------     ----------

  NET INCOME                                   $  948,040     $  780,488
                                               ==========     ==========


  BASIC EARNINGS PER SHARE                     $     0.42     $     0.35
                                               ==========     ==========
  DILUTED EARNINGS PER SHARE                   $     0.42     $     0.34
                                               ==========     ==========

  DIVIDENDS PER SHARE                          $     0.11     $     0.09
                                               ==========     ==========



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                    page -2-

                            HARLEYSVILLE SAVINGS BANK
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                          PAID-IN          RETAINED
                                                                          CAPITAL          EARNINGS-
                                                          COMMON         IN EXCESS         PARTIALLY
                                                          STOCK           OF PAR           RESTRICTED
-----------------------------------------------------------------------------------------------------------

Balance at September 30, 1999                               $ 2,256,750      $ 4,595,612     $ 22,211,041
                                                            ===========      ===========     =============
Net Income                                                                                        948,040
Issuance of Common Stock:
  Exercise of stock options                                       5,302           48,633
Dividends - $.11 per share                                                                       (248,683)
Unrealized holding loss on available-for- sale
securities net of tax  -                                            -                -                -
                                                   --------------------- ---------------- ----------------

Balance at December 31, 1999                                $ 2,262,052      $ 4,644,245     $ 22,910,398
                                                   ===================== ================ ================



                                                              ACCUMULATED
                                                                  OTHER                  TOTAL
                                                              COMPREHENSIVE          STOCKHOLDERS'
                                                                  LOSS                   EQUITY
------------------------------------------------------------------------------  -----------------------

Balance at September 30, 1999                                   $ (100,756)           $ 28,962,647
                                                                ===========           ============
Net Income                                                                                 948,040
Issuance of Common Stock:
  Exercise of stock options                                                                 53,935
Dividends - $.11 per share                                                                (248,683)
Unrealized holding loss on available-for- sale
securities net of tax  -                                           (81,162)                (81,162)
                                                          --------------------  -----------------------

Balance at December 31, 1999                                    $ (181,918)           $ 29,634,777
                                                          ====================  =======================



See notes to consolidated financial statements.


                                    page -3-

                            HARLEYSVILLE SAVINGS BANK
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    THREE MONTHS ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1999                    1998
                                                                                      ----                    ----
OPERATING ACTIVITIES:                                                                          (unaudited)
  Net Income                                                                   $    948,040           $    780,488
  Adjustments to reconcile net income to net cash provided by
      (used in) operating activities:
      Provision for loan losses                                                        --                    4,907
      Depreciation                                                                  107,089                 80,538
      Amortization of deferred loan fees                                            (37,990)              (107,799)
  Changes in assets and liabilities which provided (used) cash:
      Increase in deferred income taxes                                             (83,038)               (17,628)
      Increase in accounts payable and accrued
        expenses and income taxes payable                                           291,362                181,056
      Decrease (Increase) in prepaid expenses and other assets                      134,143                (68,321)
      Decrease in accrued interest receivable                                         7,339                105,794
      Increase in accrued interest payable                                          149,109                 10,942
                                                                               ------------           ------------
  Net cash provided by operating activities                                       1,516,054                969,977
                                                                               ------------           ------------

  INVESTING ACTIVITIES:
  Purchase of investment securities held to maturity                             (3,435,032)           (24,837,813)
  Proceeds from maturities of investment securities held to maturity                995,829             17,493,794
  Purchase of investment securities available for sale                           (1,879,410)                  --
  Purchase of FHLB stock                                                           (407,500)                  --
  Long-term loans originated or acquired                                         (9,475,757)           (20,772,421)
  Purchase of mortgage-backed securities held to maturity                        (3,589,499)                  --
  Principal collected on long-term loans & mortgage-backed securities            13,076,125             26,360,383
  Purchases of premises and equipment                                               (20,150)               (64,262)
                                                                               ------------           ------------
  Net cash used by investing activities                                          (4,735,394)            (1,820,319)
                                                                               ------------           ------------

  FINANCING ACTIVITIES:
  Net (decrease) increase in demand deposits, NOW accounts and
      savings accounts                                                           (4,417,877)             7,035,552
  Net increase (decrease) in certificates of deposit                              4,749,482             (3,989,632)
  Cash dividends                                                                   (248,683)              (201,205)
  Net increase (decrease) in FHLB advances                                        7,955,541             (2,518,992)
  Net proceeds from issuance of stock                                                53,935                 11,456
  Net increase in advances from borrowers for taxes & insurance                   1,241,581              1,586,070
                                                                               ------------           ------------
  Net cash provided by financing activities                                       9,333,979              1,923,249
                                                                               ------------           ------------

  INCREASE IN CASH AND CASH EQUIVALENTS                                           6,114,639              1,072,907

  CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                  3,955,818             18,873,926
                                                                               ------------           ------------

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $ 10,070,457           $ 19,946,833
                                                                               ============           ============

  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:
      Income taxes                                                             $      6,500           $    122,176
      Interest expense                                                            5,347,153              5,086,366



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                    page -4-

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION - The accompanying unaudited financial statements have been prepared in accordance with the instructions for Form 10-Q and therefore do not include information or footnotes necessary for a complete presentation of financial condition, results of operations and cash flows in conformity with generally accepted accounting principles. However, all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation have been included. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results which may be expected for the entire fiscal year.

COMPREHENSIVE INCOME - The Bank adopted Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, effective October 1, 1998. The statement requires disclosure of amounts from transactions and other events which are currently excluded from the statement of income and are recorded directly to stockholders' equity. Comprehensive income for the three month periods ended December 31, 1999 and 1998, was approximately $867,000 and $746,000, respectively.


2. INVESTMENT SECURITIES HELD TO MATURITY
A comparison of cost and approximate fair value of investment securities, by maturities, is as follows:


                                                                          DECEMBER 31, 1999
---------------------------------------------------------------------------------------------------------------------------------
                                                                        GROSS                  GROSS
                                               AMORTIZED              UNREALIZED            UNREALIZED            APPROXIMATE
                                                  COST                   GAIN                 LOSSES              FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
U.S. Government agencies
                                                                              >
      Due after 2 years through 5 years           $ 11,500,000                                  $ (352,000)          $11,148,000
      Due after 5 years through 10 years            22,979,981                                  (1,528,981)           21,451,000
      Due after 10 years through 15 years           17,394,913              $ 68,066              (957,979)           16,505,000
Tax Exempt Obligations
      Due after 10 years through 15 years            1,329,632                 5,368                                   1,335,000
      Due after 15 years                            10,228,358                 3,585              (308,943)            9,923,000
                                          ---------------------   -------------------    ------------------    ------------------

Total Investment Securities                       $ 63,432,884              $ 77,019           $(3,147,903)          $60,362,000
                                          =====================   ===================    ==================    ==================


                                                                          September 30, 1999
---------------------------------------------------------------------------------------------------------------------------------
                                                                        Gross                  Gross
                                               Amortized              Unrealized            Unrealized            Approximate
                                                  Cost                   Gain                 Losses              Fair Value
---------------------------------------------------------------------------------------------------------------------------------
                                                                              >
U.S. Government agencies
      Due after 3 years through 5 years           $ 11,500,000                                  $ (246,000)          $11,254,000
      Due after 5 years through 10 years            25,002,578               $ 1,281            (1,113,859)           23,890,000
      Due after 10 years through 15 years           16,389,395                53,218              (491,613)           15,951,000
Tax Exempt Obligations
      Due after 15 years                             8,122,609                84,835              (101,444)            8,106,000
                                          ---------------------   -------------------    ------------------    ------------------

Total Investment Securities                       $ 61,014,582             $ 139,334           $(1,952,916)          $59,201,000
                                          =====================   ===================    ==================    ==================


U.S. Government Agencies include structured note securities with periodic interest rate adjustments and are called periodically by the issuing agency. These structured notes were comprised of step-up bonds with par values of $998,000 at December 31, 1999 and September 30, 1999.

The Bank has the positive intent and the ability to hold these securities to maturity. At December 31, 1999, neither a disposal, nor conditions that could lead to a decision not to hold these securities to maturity were reasonably foreseen.



                                    page -5-

3.  INVESTMENT SECURITIES AVAILABLE-FOR-SALE
A comparison of cost and approximate fair value of investment securities is as follows:


                                                                       DECEMBER 31, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                     GROSS                GROSS
                                             AMORTIZED            UNREALIZED           UNREALIZED           APPROXIMATE
                                               COST                  GAIN                LOSSES             FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------
ARM Mutual Funds                          $       5,144,117     $          -          $      (41,874)     $       5,102,243
                                         ------------------    ------------------    ----------------    ------------------
Total Investment Securities               $       5,144,117     $          -          $      (41,874)     $       5,102,243
                                         ==================    ==================    ================    ==================


                                                                         September 30, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                     Gross                Gross
                                             Amortized            Unrealized           Unrealized           Approximate
                                               Cost                  Gain                Losses             Fair Value
---------------------------------------------------------------------------------------------------------------------------
ARM Mutual Funds                          $       3,242,085     $          -          $      (40,153)     $       3,201,932
                                         ------------------    ------------------    ----------------    ------------------
Total Investment Securities               $       3,242,085     $          -          $      (40,153)     $       3,201,932
                                         ==================    ==================    ================    ==================

4.  MORTGAGE-BACKED SECURITIES HELD TO MATURITY
A comparison of cost and approximate fair value of mortgage-backed securities is as follows:


                                                                          DECEMBER 31, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                     GROSS                GROSS
                                             AMORTIZED            UNREALIZED           UNREALIZED           APPROXIMATE
                                               COST                  GAIN                LOSSES             FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------
Collateralized mortgage obligations       $      46,057,177     $           1,037     $   (1,350,214)     $     44,708,000
FHLMC pass-through certificates                   9,209,547                13,579           (142,126)            9,081,000
FNMA pass-through certificates                   25,153,096                17,828         (1,026,924)           24,144,000
GNMA pass-through certificates                   36,465,546                   734         (1,202,280)           35,264,000
                                         ------------------    ------------------    ----------------    ------------------
Total Mortgage-backed Securities          $     116,885,366     $          33,178     $   (3,721,544)     $    113,197,000
                                         ==================    ==================    ================    ==================


                                                                          September 30, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                     Gross                Gross
                                             Amortized            Unrealized           Unrealized           Approximate
                                               Cost                  Gain                Losses             Fair Value
---------------------------------------------------------------------------------------------------------------------------
Collateralized mortgage obligations       $      43,559,590     $          96,166     $     (908,756)     $     42,747,000
FHLMC pass-through certificates                   9,136,261                52,811            (94,072)            9,095,000
FNMA pass-through certificates                   26,224,652                79,902           (710,554)           25,594,000
GNMA pass-through certificates                   37,857,834                22,070           (818,904)           37,061,000
                                         ------------------    ------------------    ----------------    ------------------
Total Mortgage-backed Securities          $     116,778,337     $         250,949     $   (2,532,286)     $    114,497,000
                                         ==================    ==================    ================    ==================

5.  MORTGAGE-BACKED SECURITIES AVAILABLE-FOR-SALE
A comparison of cost and approximate fair value of mortgage-backed securities is as follows:


                                                                        DECEMBER 31, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                     GROSS                GROSS
                                             AMORTIZED            UNREALIZED           UNREALIZED           APPROXIMATE
                                               COST                  GAIN                LOSSES             FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------
FHLMC pass-through certificates           $       3,045,988     $          -          $     (143,715)     $       2,902,273
GNMA  pass-through certificates                   4,878,713                -                 (90,045)             4,788,668
                                         ------------------    ------------------    ----------------    ------------------
Total Mortgage-backed Securities          $       7,924,701     $          -          $     (233,760)     $       7,690,941
                                         ==================    ==================    ================    ==================


                                                                      September 30, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                     Gross                Gross
                                             Amortized            Unrealized           Unrealized           Approximate
                                               Cost                  Gain                Losses             Fair Value
---------------------------------------------------------------------------------------------------------------------------
FHLMC pass-through certificates           $       3,125,446     $          -          $     (101,662)     $      3,023,784
GNMA  pass-through certificates                   4,902,981                                  (10,846)            4,892,135
                                         ------------------    ------------------    --------------------------------------
Total Mortgage-backed Securities          $       8,028,427     $          -          $     (112,508)     $      7,915,919
                                         ==================    ==================    ================    ==================



                                    page -6-


6.  LOANS RECEIVABLE
Loans receivable consist of the following:
                                                        DECEMBER 31, 1999        September 30, 1999
                                                        -----------------        ------------------
Residential Mortgages                                       $ 196,274,789           $ 195,126,790
Commercial Mortgages                                              762,086                 766,627
Construction                                                    3,819,755               3,885,232
Education                                                       1,809,913               1,347,591
Savings Account                                                   587,290                 535,036
Home Equity                                                    47,529,725              49,240,261
Automobile and other                                              644,202                 660,504
Line of Credit                                                  7,308,183               7,175,891
                                                           -------------            -------------
Total                                                         258,735,943             258,737,932
  Undisbursed portion of loans in process                      (2,421,761)             (2,533,342)
  Deferred loan fees                                           (1,909,436)             (1,904,979)
  Allowance for loan losses                                    (2,040,000)             (2,040,000)
                                                           -------------            -------------
Loans receivable - net                                     $ 252,364,746            $ 252,259,611
                                                           =============            =============

The total amount of loans being serviced for the benefit of others was approximately $7.3 million and $7.6 million at December 31, 1999 and September
30, 1999, respectively.

The following schedule summarizes the changes in the allowance for loan losses:


                                             THREE MONTHS ENDED DECEMBER 31,
                                             -------------------------------
                                               1999                     1998
                                               ----                     ----
Balance, beginning of period                $ 2,040,000              $ 2,040,000
  Provision for loan losses                         -                      4,907
  Amounts charged off                               -                    (13,407)
                                            -----------              -----------
Balance, end of period                      $ 2,040,000              $ 2,031,500
                                            ===========              ===========

7.  OFFICE PROPERTIES AND EQUIPMENT
Office properties and equipment are summarized by major classification as follows:


                                                        DECEMBER 31, 1999         September 30, 1999
                                                        -----------------         ------------------
Land and buildings                                         $ 4,140,036             $ 4,139,005
Furniture, fixtures and equipment                            2,759,941               2,740,822
Automobiles                                                     52,263                  52,263
                                                           -----------             -----------
Total                                                        6,952,240               6,932,090
  Less accumulated depreciation                             (2,361,293)             (2,254,204)
                                                           -----------             -----------
Net                                                        $ 4,590,947             $ 4,677,886
                                                           ===========             ===========

8.  DEPOSITS
Deposits are summarized as follows:


                                                        DECEMBER 31, 1999           September 30, 1999
                                                        -----------------           ------------------
NOW accounts                                                 $ 8,539,892              $ 11,811,986
Checking accounts                                              8,883,132                 5,372,003
Money Market Demand accounts                                  49,954,886                54,490,438
Passbook and Club accounts                                     2,585,328                 2,706,688
Certificate accounts                                         234,028,466               229,278,984
                                                           -------------             -------------
Total deposits                                             $ 303,991,704             $ 303,660,099
                                                           =============             =============


The aggregate amount of certificate accounts in denominations of more than $100,000 at December 31, 1999 amounted to approximately $10.6 million.


                                    page -7-

9.  COMMITMENTS
At December 31, 1999, the following commitments were outstanding:


Origination of fixed-rate mortgage loans                $   594,325
Origination of adjustable-rate mortgage loans             1,095,000
Unused line of credit loans                               9,396,114
Loans in process                                          2,421,761
                                                        -----------

Total                                                   $13,507,200
                                                        ===========

10.  DIVIDEND
Jauary 27, 1999, the Board of Directors declared a cash dividend of $.11 per share payable on February 23, 2000 to the stockholders' of record at the close of business on February 9, 2000.

11.  STOCK OPTIONS
A summary of options exercised follows:


                                   FOR THE THREE MONTHS ENDED
                                          DECEMBER 31,
                            --------------------------------------------
     TYPE OF OPTION                 1999                     1998
     --------------                 ----                     ----
                                  WEIGHTED                 Weighted
                            # OPTIONS    PRICE     # Options      Price
                            ---------    -----     ---------      -----
INCENTIVE                   5,302        $9.68       1,040       $ 11.02


12.  EARNINGS PER SHARE
The calculations of earnings per share were based on the number of common stock and common stock equivalents outstanding for the three months ended December 31, 1999 and 1998.

The following average shares were used for the computation of earnings per share:


                               FOR THE THREE MONTHS ENDED
                                      DECEMBER 31,
                         ---------------------------------------
                              1999                   1998
                              ----                   ----
Basic                      2,260,080               2,235,744
Diluted                    2,284,072               2,310,000



                                    page -8-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains certain forward-looking statements and information relating to the Bank that are based on the beliefs of management as well as assumptions made by and information currently available to management. In addition, in those and other portions of this document, the words "anticipate," "believe," "estimate," "intend," "should" and similar expressions, or the negative thereof, as they relate to the Bank or the Bank's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Bank with respect to future-looking events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Bank does not intend to update these forward-looking statements.

CHANGES IN FINANCIAL POSITION FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1999 Total assets at December 31, 1999 were $470.5 million, an increase of $10.6 million or 2.3% for the three month period. The increase was primarily the result of an increase in interest bearing deposits in other banks of $6.1 million. This increase was due to the Bank's Year 2K-liquidity plan, enabling the Bank to have funds available for customers. The remainder of the increase was due to the purchase of investment securities held to maturity and available for sale of approximately $4.3 million.

During the three month period ended December 31, 1999, total deposits increased by $332,000 to $304.0 million. Advances from borrowers for taxes and insurance also increased by $1.2 million. This is a seasonal increase as the majority of taxes the Bank escrows for are disbursed in the month of August. There was also an increase in advances from Federal Home Loan Bank of $8.0 million, which was used to fund the purchase of investment securities and maintain adequate cash for the Bank's Year 2K liquidity plan. The increase in the accrued interest payable was a direct result of the increased balance in the advances from Federal Home Loan Bank.

COMPARISONS OF RESULTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1999 WITH THE THREE MONTH PERIOD ENDED DECEMBER 31, 1998.

NET INTEREST INCOME
The increase in the net interest income for the three month period ended December 31, 1999 when compared to the same period in 1998 can be attributed to the increase in the interest rate spread. The interest rate spread increased from 1.84% for the three month period ended December 31, 1998 to 1.95% for the comparable period ended December 31, 1999. This increase can also be attributed to the average balance of interest-earning assets increasing from $411.2 million for the three month period ended December 31, 1998 to $456.3 million for the comparable period ended December 31, 1999.

Total interest income was $8.1 million for the three month period ended December 31, 1999 compared to $7.3 million for the comparable period in 1998. The increase in the average balance of interest-earning assets was partially offset by a decrease in the average yield for the interest-earning assets to 7.07% for the three month period ended December 31, 1999 from 7.10% for the comparable period in 1998.

Total interest expense increased to $5.5 million for the three month period ended December 31, 1999 from $5.1 million for the comparable period in 1998. This increase occurred as a result of an increase in the average interest-bearing liabilities from $385.1 million for the three month period ended December 31, 1998 to $428.5 million for the comparable period ended December 31, 1999 while the average cost for the respective periods decreased from 5.29% for the three month period ended December 31, 1998 to 5.13% for the comparable period ended December 31, 1999. This decrease is the result of a lower level of interest paid on deposits for the three month period ended December 31, 1999 when compared to the same period ended December 31, 1998.




                                    page -9-

PROVISION FOR LOAN LOSSES
The Bank had no provisions added to the Bank's general loan loss reserve.

OTHER INCOME
Other income decreased to $102,000 for the three month period ended December 31, 1999 from $125,000 for the comparable period in 1998. The decrease is due to a reduction in the number of mortgage late charges and fewer disability and life insurance fees.

OTHER EXPENSES
During the quarter ended December 31, 1999, other expenses increased by $103,000 or 8.6% to $1.3 million. Management believes these are normal increases in the cost of operations after considering the effects of inflation and the impact of the 12.0% growth in the assets of the Bank when compared to the same period in 1998. The annualized ratio of expenses to average assets for the three month period ended December 31, 1999 was 1.11%.

INCOME TAXES
The Bank made provisions for income taxes of $431,000 for the three month period ended December 31, 1999 compared to $347,000 for the comparable period in 1998. These provisions are based on the levels of taxable income.

LIQUIDITY AND CAPITAL RESOURCES
The Bank's net income for the quarter ended December 31, 1999 of $948,000 increased stockholder's equity to $29.6 million or 6.3% of total assets. This amount is well in excess of the Bank's minimum regulatory capital requirements as illustrated below:


                                                                   (in thousands)
                                                       Leveraged                    Risk-based
                                                  ------------------             ------------------
         Actual regulatory capital                $29,790       6.3%             $31,830      15.5%
         Minimum required regulatory capital       18,820       4.0%              16,448       8.0%
                                                  -------       ----            --------      -----
         Excess capital                           $10,970       2.3%            $ 15,382       7.5%


The liquidity of the Bank's operations, measured by the ratio of the cash and securities balances to total assets, equaled 43.2% at December 31, 1999 compared to 42.0% at September 30, 1999.

As of December 31, 1999, the Bank had $13.5 million in commitments to fund loan originations, disburse loans in process and meet other obligations. Management anticipates that the majority of these commitments will be funded within the next six months by means of normal cash flows and net new deposits. In addition, the amount of certificate accounts which are scheduled to mature during the 12 months ending December 31, 2000 is $155 million. Management expects that a substantial portion of these maturing deposits will remain as accounts in the Bank.



                                   page -10-

Part II  OTHER INFORMATION

         Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                   (a) The annual meeting of Stockholders was held on January 26, 2000.

                   (c) There were 2,260,468 shares of Common Stock of the Bank eligible to be voted at the Annual Meeting and 2,078,795 shares were represented at the meeting by the holders thereof, which constituted a quorum. The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

                           1.   Election of directors for a three-year term:


                                                                                FOR                     WITHHELD
                                                                                ---                     --------
                                David J. Friesen                             2,061,632                   17,163
                                George W. Meschter                           2,061,759                   17,036


                                Name of each director whose term of office continued:

                                Sanford A. Alderfer
                                Mark R. Cummins
                                Paul W. Barndt
                                Phillip A. Clemens
                                Edward J. Molnar

                           2.   Proposal to ratify the appointment by the board of Deloitte & Touche, LLP as the Bank's independent auditors for the year ending September 30, 2000

                                          FOR                     AGAINST                   ABSTAIN
                                          ---                     -------                   -------
                                        2,071,629                  1,000                    6,166

                           3.   Proposal to approve the formation of a new bank holding company for
                                Harleysville Savings by approving an Agreement and Plan of Reorganization.

                                          FOR                     AGAINST                   ABSTAIN                  NON-VOTE
                                          ---                     -------                   -------                  --------
                                        1,746,648                 25,688                   10,254                    296,205


                         Each of the proposals were adopted by the stockholders of the Bank.

         Item 1-5.NOT APPLICABLE.

         Item 6.  EXHIBITS AND REPORTS ON FORM 8-K

                  None


                                   page -11-

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           HARLEYSVILLE SAVINGS BANK


Date:   February 2, 2000               By: /s/ Edward J. Molnar
                                           -------------------------------------
                                           Edward J. Molnar
                                           President and Chief Executive Officer


Date:   February 2, 2000               By: /s/ Brendan J. McGill
                                           -------------------------------------
                                           Brendan J. McGill
                                           Senior Vice President
                                           Treasurer and Chief Financial Officer






                                   page -12-